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                                MCGRATH RENTCORP


                       Registration Statement on Form S-8





                                   EXHIBIT 4.1









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                                MCGRATH RENTCORP




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                             1998 STOCK OPTION PLAN
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                                MCGRATH RENTCORP

                             1998 STOCK OPTION PLAN

                   SECTION 1. PURPOSE OF PLAN; ADMINISTRATION.

         1.1 PURPOSE. The intent and purpose of this 1998 Stock Option Plan (the "PLAN") is to strengthen McGrath RentCorp, a California corporation
("MCGRATH"), by providing a means to attract and retain competent personnel and to provide to participating officers, key employees, directors and others added incentive for high levels of performance and for unusual efforts to improve the financial performance of MCGRATH. The purposes may be achieved through the grant of options to purchase common stock of MCGRATH (the "COMMON STOCK"). The options granted under the PLAN may be incentive stock options ("INCENTIVE OPTIONS") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), or options which are not incentive stock options as so defined in that code section ("NON-QUALIFIED OPTIONS").

         1.2 ADMINISTRATION. This PLAN shall be administered by the Board of Directors of MCGRATH (the "BOARD"). Any action of the BOARD with respect to the administration of the PLAN shall be taken pursuant to a majority vote, or by the written consent of all of its members. Subject to the express provisions of the PLAN, the BOARD shall have the authority to construe and interpret the PLAN, to define the terms used herein, to prescribe, amend and rescind rules and regulations relating to the administration of the PLAN, and to make all other determinations necessary or advisable for the administration of the PLAN. The determinations of the BOARD on the foregoing matters shall be conclusive. Subject to the express provisions of the PLAN, the BOARD shall determine from the eligible class the individuals who shall receive options, and the terms and provisions of such options (which need not be identical). No member of the BOARD shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the PLAN or any transaction hereunder.

         1.3 PARTICIPATION. Only officers, key employees and directors of MCGRATH or of any subsidiary of MCGRATH, and other persons who provide significant valuable services to MCGRATH or any subsidiary of MCGRATH, shall be eligible for selection to participate in the PLAN upon approval by the BOARD. INCENTIVE OPTIONS may be granted only to persons who are employees of MCGRATH or a subsidiary of MCGRATH. An individual who has been

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granted an option (a "PARTICIPANT") may, if otherwise eligible, be granted additional options if the BOARD shall so determine.

         1.4 STOCK SUBJECT TO THE PLAN. Subject to the adjustments provided in
Section 3.1 hereof, the stock to be offered under the PLAN shall be shares of authorized but unissued COMMON STOCK. The aggregate amount of COMMON STOCK to be issued under this PLAN shall not exceed two million (2,000,000) shares, subject to adjustment as set forth in Section 3.1 of this PLAN. If any option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereof shall again be available for the purposes of this PLAN.

         1.5 OPTION AGREEMENT. All options granted hereunder shall be evidenced by a written stock option agreement, which agreement shall specify whether the option granted is intended to be an INCENTIVE OPTION or to be a NON-QUALIFIED OPTION. The BOARD may provide for additional terms and conditions in such stock option agreements not inconsistent with the terms and conditions of this Plan, and in the case of INCENTIVE OPTIONS, terms and provisions not prohibited by
Section 422 of the CODE.

                         SECTION 2. STOCK OPTION TERMS.

         2.1 OPTION PRICE. The purchase price of the COMMON STOCK covered by each option shall be determined by the BOARD, but shall not be less than 100% of the FAIR MARKET VALUE of such stock on the date immediately preceding the granting of the option.

                  2.1.1 If an INCENTIVE OPTION is granted to an employee who, at the time such option is granted, owns or is deemed to own more than ten percent (10%) of the total combined voting power of all classes of stock of MCGRATH, the option price shall be at least 110% of the FAIR MARKET VALUE of the COMMON STOCK on the date immediately preceding the granting of the option.

                  2.1.2 "FAIR MARKET VALUE" shall mean: (1) the closing price of the COMMON STOCK as reported by the NASDAQ Stock Market or by any national exchange on which the COMMON STOCK may hereafter be listed, or if no trading occurred on such date for the next preceding date on which such trading occurred; or (2) if there is no trading of the COMMON STOCK either on the NASDAQ Stock Market or on a national exchange, the value established by the BOARD in good faith.


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                  2.1.3 The purchase price of any shares purchased shall be paid in full in cash or by check acceptable to MCGRATH at the time of each purchase; provided that, subject to the discretion of the BOARD and upon receipt of all regulatory approvals, the person exercising the option may deliver shares of COMMON STOCK in payment of the exercise price. Such stock shall be valued at its FAIR MARKET VALUE on the date immediately preceding the day of exercise of the option.

         2.2 OPTION PERIOD. Except as provided below, each option and all rights or obligations thereunder shall expire on such date as the BOARD shall determine, but not later than the day before the tenth (10th) anniversary of the date on which the option is granted (the "EXPIRATION DATE"), and shall be subject to earlier termination as hereinafter provided.

                  2.2.1 If an INCENTIVE OPTION is granted to an employee, who at the time the option is granted owns or is deemed to own more than ten percent (10%) of the total combined voting power of all classes of stock of MCGRATH, each such option and all rights or obligations thereunder shall expire as the BOARD shall determine but not later than the day before the fifth (5th) anniversary of the date on which the option is granted (the "EXPIRATION DATE").

         2.3 EXERCISE OF OPTIONS. Each option shall become exercisable and the total number of shares subject thereto shall be purchasable, in such installments, which need not be equal, as the BOARD shall determine (subject to Section 2.10 of this PLAN in the case of an INCENTIVE OPTION); provided, however, that if the PARTICIPANT shall not purchase in any given installment period all of the shares purchasable, the right to purchase any shares not purchased in such installment period shall continue until the EXPIRATION DATE or sooner termination of such PARTICIPANT's option. The BOARD may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the restrictions imposed by Section 422 of the CODE in the case of INCENTIVE OPTIONS, but may not increase the total number of shares subject to the option. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

         2.4 NON-TRANSFERABILITY OF OPTIONS. An option granted under this PLAN shall, by its terms, be non-transferable by the PARTICIPANT other than by will or the laws of descent and distribution, and shall be exercisable during the PARTICIPANT's lifetime only by the PARTICIPANT or his or her duly appointed guardian or personal representative.


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         2.5 TERMINATION OF EMPLOYMENT. If the PARTICIPANT's employment with
MCGRATH terminates for any reason other than death or disability, such PARTICIPANT shall have, at the discretion of the BOARD at the time of grant of the option, a period no longer than three (3) months after the date of termination to exercise his or her option. Upon expiration of such period, all unexercised options of such PARTICIPANT under this PLAN shall terminate. If the BOARD does not grant such a period in the written stock agreement, all of the PARTICIPANT's unexercised options shall terminate at the close of business thirty (30) days after PARTICIPANT's last day of employment.

                  2.5.1 Employment Not Continued. Neither service as a director, consultant, advisor or other service provider by a PARTICIPANT who had been granted an option when an employee, nor the payment of a director's, consultant's, advisor's or other fee by MCGRATH, shall be sufficient to constitute continued "employment" by MCGRATH with respect to such option.

                  2.5.2 Transfer. An employee's employment shall not be deemed to have terminated by reason of a transfer between MCGRATH, its parent, any subsidiary, or any successor.

                  2.5.3 Leave of Absence. An employee's employment shall not be deemed to have terminated by reason of a leave of absence approved by MCGRATH. For purposes of INCENTIVE OPTIONS, no such leave of absence may exceed four (4) months unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by MCGRATH is not so guaranteed, after the first four (4) months of such leave any INCENTIVE OPTION held by the PARTICIPANT shall cease to be treated as an INCENTIVE OPTION and shall be treated for tax purposes as a NON-QUALIFIED OPTION. In the event of a leave of absence approved by MCGRATH, the vesting of all options held by such employee shall be tolled during such absence, unless otherwise provided by MCGRATH.

                  2.5.4 Directors. With respect to a PARTICIPANT who was a director, but not an employee, of MCGRATH or one of its subsidiaries when granted an option, he or she shall be deemed to have terminated employment for purposes of such option on the date he or she ceases to be a director of MCGRATH or one of its subsidiaries.

                  2.5.5 Consultants, Advisors and Others. With respect to a PARTICIPANT who was neither an employee nor a director of MCGRATH or one of its subsidiaries when granted an option, he or she shall be deemed to have terminated employment for purposes of such

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option on the date of the expiration of his or her written contract under which he or she provided services to MCGRATH; or if there is no such written contract, then he or she shall be deemed to have terminated employment for purposes of such option on the date three (3) months after MCGRATH last received services from the PARTICIPANT.

         2.6 DISABILITY OF PARTICIPANT. If a PARTICIPANT's employment with MCGRATH terminates as a result of his or her disability, such PARTICIPANT shall have the lesser of twelve (12) months after the date of termination or the EXPIRATION DATE to exercise his or her option. Upon expiration of such twelve-month period or until the EXPIRATION DATE, if earlier, all unexercised options of such PARTICIPANT under this PLAN shall terminate. For purposes of this PLAN, an individual is disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

         2.7 DEATH OF PARTICIPANT. If any PARTICIPANT dies while employed by, or otherwise providing services to, MCGRATH, such PARTICIPANT's options may be exercised by the person or persons to whom the PARTICIPANT's rights under the options shall pass by will or by the applicable laws of descent and distribution. Such person or persons shall have the lesser of twelve (12) months after the date of the PARTICIPANT's death or until the EXPIRATION DATE of the options to exercise the options. Upon expiration of such twelve-month period or until the EXPIRATION DATE, if earlier, all unexercised options of such PARTICIPANT under this PLAN shall terminate.

         2.8  MODIFICATION IN LEVEL OF EMPLOYMENT.

                  2.8.1 Reduction in Hours. An employee's employment shall not be deemed to have terminated by reason of a reduction in hours scheduled to be worked if approved by an officer of MCGRATH. In the event of a reduction in hours scheduled to be worked, the rate of vesting thereafter of all options held by such employee shall be reduced proportionately to the reduction in hours, unless otherwise provided by MCGRATH. The reduction in the rate of vesting may result in the EXPIRATION DATE being reached prior to the full vesting of all shares subject to the options, in which case unvested shares shall be forfeited and returned to the PLAN.

                  2.8.2 Reduction in Duties and Responsibilities. A PARTICIPANT's employment shall not be deemed to have terminated by reason of a reduction in the duties or responsibilities of the PARTICIPANT with respect to MCGRATH. In the event of a

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substantial reduction in the duties and responsibilities expected of a
PARTICIPANT, MCGRATH and the PARTICIPANT may mutually agree in writing to a reduction in the number of shares subject to any options held by such PARTICIPANT and/or a reduction in the rate of vesting of such options.

         2.9 ISSUANCE OF STOCK CERTIFICATES. Upon exercise of an option, the person exercising such option shall be entitled to one stock certificate evidencing the shares acquired upon exercise; provided, however, that any person who tenders COMMON STOCK when exercising the option shall be entitled to receive two certificates, one representing a number of shares equal to the number of shares exchanged for the stock acquired upon exercise, and another representing the additional shares, if any, acquired upon exercise of the option; provided, further, that if the vesting limitation set forth in Section 2.10 below is exceeded, the person exercising the option shall be entitled to receive two certificates, one representing a number of shares constituting INCENTIVE OPTION shares, and another representing the excess shares issued as NON-QUALIFIED OPTION shares.

         2.10 LIMITATION ON VESTING OF INCENTIVE OPTIONS. The aggregate FAIR MARKET VALUE (determined as of the time the option is granted) of the stock, which first becomes exercisable by the PARTICIPANT during any calendar year under all INCENTIVE OPTIONS of MCGRATH or any subsidiary or parent of MCGRATH, shall not exceed $100,000, as determined in accordance with the rules and regulations of the Internal Revenue Service promulgated under the CODE. The $100,000 limitation described in this Section 2.10 shall be applied to all such INCENTIVE OPTIONS in the order granted to the PARTICIPANT. In the event such limitation is exceeded, the excess shares shall be deemed shares subject to a NONQUALIFIED OPTION and shall not be treated as part of an INCENTIVE OPTION within the meaning of Section 422 of the CODE.

                          SECTION 3. OTHER PROVISIONS.

         3.1  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  3.1.1 Subject to any action by the stockholders required by law, the number of shares of COMMON STOCK covered by this PLAN and any outstanding option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of COMMON STOCK resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the COMMON STOCK) or any other increase or decrease in the number of such shares effected without receipt of consideration by

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MCGRATH (for this purpose, issuances of shares upon conversion of convertible securities shall be deemed an issuance for which MCGRATH receives consideration).

                  3.1.2 The successor corporation in any merger or consolidation of MCGRATH shall be required to assume options then outstanding under the PLAN. Should MCGRATH sell all or substantially all of its assets in a transaction wherein the employees of MCGRATH continue to be employed by the purchasing corporation, such purchasing corporation shall likewise be required to assume options then outstanding under the PLAN.

                  3.1.3 Adjustments under this Section 3.1 shall be made by the BOARD, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of COMMON STOCK shall be issued under the PLAN on account of any such adjustment.

         3.2 DISSOLUTION OR LIQUIDATION. A dissolution or liquidation of MCGRATH shall cause an outstanding option to terminate; provided that the holder of any outstanding option shall, in such event, be given at least thirty (30) days prior written notice of such event (which notice, if mailed, shall be deemed given at the time of mailing) and shall have the right until such event to exercise his or her option to the extent then exercisable; provided further that the BOARD in its discretion (to the extent permitted by the CODE) may in the event of any such dissolution or liquidation accelerate the accrual of exercise rights in such manner as the BOARD shall deem appropriate.

         3.3  RIGHTS OF PARTICIPANTS AND BENEFICIARIES.

                  3.3.1 Nothing contained in the PLAN (or in any option granted pursuant to the PLAN) shall confer upon any employee, director or other service provider any right to continue in the employ of MCGRATH (or its subsidiaries), or constitute any contract or agreement of employment, or interfere in any way with the right of MCGRATH (or its subsidiaries) to reduce such person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment; but nothing contained herein or in any option agreement shall affect any contractual rights of an employee, director or other service provider.

                  3.3.2 Except as provided in Section 2.7 of this PLAN, MCGRATH shall provide all benefits hereunder only to the PARTICIPANT or beneficiaries entitled thereto pursuant to this PLAN. MCGRATH shall not be liable for the debts, contracts, or engagements of any PARTICIPANT or his or her beneficiaries, and rights under this PLAN may not be taken

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in execution or by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of MCGRATH; nor shall any PARTICIPANT or his or her beneficiaries have any right to assign, pledge or hypothecate any benefits hereunder.

         3.4 GOVERNMENT REGULATIONS. The PLAN and the grant and exercise of options shall be subject to all applicable rules and regulations of governmental authorities.

         3.5 WITHHOLDING. MCGRATH or any of its subsidiaries which employ the PARTICIPANT shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of any option, or as otherwise may be required by such laws. MCGRATH or such subsidiary may require as a condition to issuing shares upon exercise of the option that the PARTICIPANT or other person exercising the option pay any sums that federal, state or local tax law requires to be withheld with respect to such exercise. There is no obligation hereunder that any PARTICIPANT be advised of the existence of the tax or the amount which the employer corporation will be so required to withhold.

                  3.5.1 In its sole discretion, MCGRATH may allow a Participant to satisfy withholding tax obligations by electing to have MCGRATH withhold from the COMMON STOCK to be issued upon exercise of an option that number of shares of COMMON STOCK having a FAIR MARKET VALUE equal to the amount required to be withheld. The FAIR MARKET VALUE of the shares to be withheld shall be determined as of the day immediately preceding the date the amount of tax to be withheld is to be determined.

         3.6 AMENDMENT AND TERMINATION.

                  3.6.1 The BOARD may at any time suspend, amend or terminate this PLAN and may, with the consent of the holder of an option, make such modifications of the terms and conditions of such PARTICIPANT's option as it shall deem advisable. No option may be granted during any suspension of the PLAN or after such termination. The amendment, suspension or termination of the PLAN shall not, without the consent of the affected PARTICIPANT alter or impair any rights or obligations under any option theretofore granted under the PLAN.

                  3.6.2 In addition to BOARD approval of an amendment, if the amendment would (i) increase the benefits accruing to Participants, (ii) increase the number of securities issuable under this PLAN or (iii) modify the requirements for eligibility, or if Section 422 of the CODE requires shareholder approval of any amendment to the PLAN, then such

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amendment shall be approved by the holders of a majority of MCGRATH's outstanding capital stock entitled to vote at a meeting held for the purpose of approving such amendment.

         3.7  TIME OF GRANT AND EXERCISE.

                  3.7.1 The granting of an option pursuant to the PLAN shall take place at the time of the BOARD's action; provided, however, that if the appropriate resolutions of the BOARD indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the BOARD is taken by the unanimous written consent of its members, the action by the BOARD shall be deemed to be effective at the time the last member signs the consent.

                  3.7.2 An option shall be deemed to be exercised when the Secretary or Chief Financial Officer of MCGRATH receives written notice from a PARTICIPANT of such exercise, together with payment of the purchase price.

         3.8 NO PRIVILEGES OF STOCK OWNERSHIP. A PARTICIPANT shall not be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered to him or her.

         3.9 NON-DISTRIBUTIVE INTENT. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the stock issuable under the option, the PARTICIPANT shall represent and warrant in writing to MCGRATH that the shares purchased are not being acquired with a view to the distribution thereof. No shares shall be issued upon the exercise of any option unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporations, and any other regulatory agencies having jurisdiction and of any exchanges or associations upon which the COMMON STOCK may be listed shall have been fully satisfied.

         3.10 EFFECTIVE DATE OF THE PLAN. This PLAN shall be effective as of March 9, 1998, and shall within twelve (12) months of such date, and before any option issued pursuant to the PLAN may be exercised, be submitted to the shareholders of MCGRATH for the approval by a vote of holders of a majority of MCGRATH's outstanding capital stock entitled to vote thereon


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         3.11 TERMINATION. Unless previously terminated by the BOARD, this PLAN shall terminate at the close of business on March 8, 2008, and no option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted.

End of Plan                                                        March 9, 1998


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